Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Richard N. Massey | Chairman Matt Machen | CFO 501.975.6011

Bear State Financial, Inc. Announces Second Quarter 2015 Earnings

QUARTER HIGHLIGHTS:

●	Second quarter 2015 core earnings were $2.9 million or $0.09 per diluted common share, compared to core earnings of $1.0 million or $0.04 per diluted common share in the second quarter of 2014.

●	Second quarter GAAP net income was $2.5 million or $0.08 per diluted common share, compared to a net loss of $2.9 million or -$0.12 per diluted common share for the second quarter of 2014.

●	Book value per common share was $5.24 at June 30, 2015, a 22% increase from $4.29 at June 30, 2014.

●

Bear State Financial, Inc. signed a definitive agreement to acquire the stock of Metropolitan National Bank, which has approximately $443.9 million in total assets, from Marshfield Investment Company of Springfield, MO.

Little Rock, AR – July 30, 2015 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $2.5 million and earnings per diluted common share of $0.08 in the second quarter of 2015, compared to a net loss of $2.9 million or -$0.12 per diluted common share in the second quarter of 2014. Core earnings for the second quarter of 2015 were $2.9 million or $0.09 per diluted common share compared to core earnings of $1.0 million or $0.04 per diluted common share in the second quarter of 2014.

On February 13, 2015, the Company consolidated its three subsidiary banks into a single charter forming Bear State Bank. The second quarter of 2015 represents the first full quarter of operations as Bear State Bank.

On June 22, 2015, the Company and Marshfield Investment Company (“Marshfield”), the parent company of Metropolitan National Bank (“MNB”) in Springfield, Missouri, announced the signing of a definitive stock purchase agreement. Under the terms of the agreement, the Company will acquire 100% of the stock of Metropolitan National Bank and Marshfield will receive proceeds of approximately $70 million, consisting of approximately $42 million in Company common stock (subject to potential adjustment as provided in the stock purchase agreement) and $28 million in cash. The acquisition is expected to close during the fourth quarter of 2015. The transaction is subject to certain conditions, including the receipt of customary regulatory approvals.

As of June 30, 2015, MNB conducted business from eleven full service locations throughout Southwest Missouri and one loan production office in Joplin, Missouri and had total assets of $443.9 million.

The Company’s core earnings for the second quarter of 2015 exclude non-core items consisting primarily of merger, integration and rebranding expenses of approximately $599,000 related to the charter consolidation and pending acquisition of MNB. Collectively, the effect of all non-core items, net of taxes, decreased GAAP net income by approximately $370,000, or approximately $0.01 of diluted earnings per share.

FINANCIAL CONDITION

Total assets were $1.45 billion at both June 30, 2015 and June 30, 2014. Total deposits were $1.21 billion at June 30, 2015, a 2% decrease compared to $1.23 billion at June 30, 2014. Total loans were $1.05 billion at June 30, 2015, an increase of $44 million, or 4%, from June 30, 2014.

Total stockholders’ equity was $175 million at June 30, 2015, a 22% increase from $143 million at June 30, 2014. Tangible common stockholders’ equity was $142 million at June 30, 2015, a 29% increase from $110 million at June 30, 2014. Book value per common share was $5.24 at June 30, 2015, a 22% increase from $4.29 at June 30, 2014. Tangible book value per common share was $4.26 at June 30, 2015, a 29% increase from $3.29 at June 30, 2014. The Company’s ratio of total stockholders’ equity to total assets increased to 12.05% at June 30, 2015, compared to 9.87% at June 30, 2014. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

Second quarter 2015 core earnings totaled $2.9 million or $0.09 per diluted common share, compared to core earnings of $1.0 million or $0.04 per diluted common share in the second quarter of 2014. The core return on average assets measured 0.79% and 0.54%; core return on average equity measured 6.65% and 4.65%; and core return on average tangible equity measured 8.18% and 5.00%, each for the second quarters of 2015 and 2014, respectively.

The Company recognized second quarter 2015 GAAP net income of $2.5 million or $0.08 per diluted common share. GAAP net income includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income and core income, a non-GAAP financial measure, together with related financial measures and ratios is included in the schedules accompanying this release. Non-core items decreased GAAP net income by $370,000 or $0.01 per diluted common share in the most recent quarter. In the second quarter of 2014, the Company reported a loss of $2.9 million or -$0.12 per diluted common share on a GAAP basis. The GAAP net income resulted in a GAAP return on average assets of 0.69% in the second quarter of 2015, compared to -1.56% in the second quarter of 2014.

Net interest income for the second quarter 2015 was $12.0 million, compared to $5.5 million for the same period in 2014. Net interest income for the six months ended June 30, 2015 was $24.5 million, compared to $9.4 million for the same period in 2014. Interest income for the second quarter of 2015 was $13.5 million compared to $6.6 million for the same period in 2014. Interest income for the six months ended June 30, 2015 was $27.6 million compared to $11.3 million for the same period in 2014. The increase in interest income for the three and six months ended June 30, 2015, compared to the comparable periods in 2014, was primarily related to increases in the average balances of loans receivable and investment securities as a result of the merger with First National Security Company (“First National”) on June 13, 2014. Interest expense for the second quarter of 2015 was $1.6 million compared to $1.1 million for the same period in 2014. Interest expense for the six months ended June 30, 2015 was $3.1 million compared to $1.9 million for the same period in 2014. The increase in interest expense for the three and six months ended June 30, 2015 compared to the same period in 2014 was primarily due to an increase in the average balance of deposit accounts as a result of the First National merger.

Net interest margin measured 3.71% for the second quarter 2015, compared to 3.33% for the same period in 2014. Net interest margin for the six months ended June 30, 2015 was 3.77%, compared to 3.21% for the same period in 2014. The Company’s net interest margin increased primarily as a result of an increase in yields on loans receivable resulting from loans acquired in the First National merger. The average cost of total interest-bearing liabilities decreased to 0.56% for the second quarter 2015, compared to 0.70% for the same period in 2014. Average cost of total interest-bearing liabilities for the six months ended June 30, 2015 was 0.55%, compared to 0.74% for the same period 2014.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income of $3.4 million for the three months ended June 30, 2015 increased from $1.8 million for the same period in 2014, an 86% increase. Total noninterest income of $6.5 million for the six months ended June 30, 2015 increased from $3.0 million for the same period in 2014, a 115% increase. The increase in the three and six month comparison periods was primarily due to an increase in deposit fee income and gain on sale of loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the merger with First National. The increase in gain on sale of loans was due to an increase in the number of and the average profit on mortgage loans sold.

Total noninterest expense increased $1.3 million or 13% during the second quarter of 2015 compared to the second quarter of 2014. Total noninterest expense increased $8.2 million or 53% during the six months ended June 30, 2015 compared to the same period in 2014. The variances in total noninterest expense were primarily related to the increase in personnel and overhead costs resulting from the merger with First National. The Company’s core efficiency ratio improved to 69.51% in the second quarter of 2015 compared to 83.19% in the second quarter of 2014.

Nonperforming assets declined 8% to $13.7 million at June 30, 2015, compared to $14.9 million at June 30, 2014. The allowance for loan losses represented 1.31% of total loans at June 30, 2015, compared to 1.23% at June 30, 2014. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 2.09% at June 30, 2015. The ratio of the allowance for loan losses to nonperforming loans was 134.94% at June 30, 2015, compared to 134.68% at June 30, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2015 was 0.08% compared to 0.25% for the quarter ended June 30, 2014. Provision for loan losses in the second quarter of 2015 was $300,000, compared to $230,000 for the same period in 2014. Provision for loans losses for the six months ended June 30, 2015 was $600,000, compared to $230,000 for the same period in 2014.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 43 branches and three loan production offices throughout Arkansas and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings which management believes is useful in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s pending acquisition of MNB. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, the receipt of regulatory approvals required to consummate the acquisition of MNB, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$378,878	$388,043	$415,155	$390,848
Consumer real estate - mortgage loans	307,183	315,082	320,254	303,413
Farmland	48,058	50,244	47,199	48,710
Construction and land development	103,094	100,918	98,594	94,084
Commercial and industrial loans	185,266	152,913	139,871	142,058
Consumer and other	32,455	32,613	33,809	32,171
Total loans	1,054,934	1,039,813	1,054,882	1,011,284
Allowance for loan losses	(13,854)	(13,762)	(13,660)	(12,392)
Investment securities	182,525	176,599	174,218	213,557
Goodwill	25,717	25,717	25,717	25,610
Core deposit intangible, net	7,026	7,182	7,338	7,651
Total assets	1,451,281	1,477,597	1,514,595	1,448,205
Noninterest-bearing deposits	168,225	176,924	180,136	167,600
Total deposits	1,208,800	1,236,258	1,263,797	1,231,414
Short term borrowings	3,530	5,576	12,083	20,270
FHLB advances	41,591	38,936	43,095	34,127
Other borrowings	18,450	18,706	18,163	13,750
Total stockholders' equity	174,831	173,128	170,454	142,995

Balance sheet data, quarterly averages:
Total loans	$1,045,350	$1,045,946	$1,059,636	$505,754
Investment securities	181,079	183,857	183,735	101,562
Total earning assets	1,294,523	1,325,125	1,350,646	665,536
Goodwill	25,717	25,717	25,773	4,497
Core deposit intangible, net	7,127	7,284	7,441	1,512
Total assets	1,468,521	1,504,716	1,525,455	748,967
Noninterest-bearing deposits	173,248	175,457	178,286	56,988
Interest-bearing deposits	1,055,200	1,072,255	1,106,867	587,429
Total deposits	1,228,448	1,247,712	1,285,153	644,417
Short term borrowings	4,481	11,902	11,992	2,918
FHLB Advances	38,625	50,206	37,942	10,953
Other borrowings	18,564	18,482	19,552	1,338
Total stockholders' equity	175,025	172,811	166,793	86,613

Statement of operation data for the three months ended:
Interest income	$13,523	$14,106	$14,945	$6,568
Interest expense	1,563	1,528	1,627	1,050
Net interest income	11,960	12,578	13,318	5,518
Provision for loan losses	300	300	758	230
Net interest income after provision for loan losses	11,660	12,278	12,560	5,288
Noninterest income	3,397	3,111	3,382	1,825
Noninterest expense	11,273	12,237	11,387	10,019
Income before taxes	3,784	3,152	4,555	(2,906)
Income tax expense	1,253	885	(259)	-
Net income	$2,531	$2,267	$4,814	$(2,906)

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014

Common stock data:
Core earnings per share, diluted	$0.09	$0.08	$0.10	$0.04
Net income per share, diluted	$0.08	$0.07	$0.14	$(0.12)
Tangible book value per share	$4.26	$4.20	$4.12	$3.29
Book value per share	$5.24	$5.19	$5.11	$4.29
Diluted weighted average shares outstanding	33,521,490	33,551,776	33,508,230	24,466,899
End of period shares outstanding	33,375,753	33,375,753	33,365,845	33,362,928

Profitability and performance ratios:
Core return on average assets	0.79%	0.76%	0.89%	0.54%
Return on average assets	0.69%	0.61%	1.25%	(1.56)%
Core return on average equity	6.65%	6.58%	8.16%	4.65%
Core return on average tangible equity	8.18%	8.14%	10.19%	5.00%
Return on average equity	5.80%	5.32%	11.45%	(13.46)%
Net interest margin	3.71%	3.85%	3.91%	3.33%
Noninterest income to total revenue	22.12%	19.83%	20.25%	24.85%
Noninterest income to average assets	0.93%	0.84%	0.88%	0.98%
Noninterest expense to average assets	3.08%	3.30%	2.96%	5.37%
Efficiency ratio(1)	69.51%	71.88%	66.54%	83.19%
Average loans to average deposits	85.10%	83.83%	82.45%	78.48%
Securities to total assets	12.58%	11.95%	11.50%	14.75%

Asset quality ratios:
Allowance for loan losses to total loans	1.31%	1.32%	1.29%	1.23%
Allowance for loan losses to non-performing loans	134.94%	138.60%	139.82%	134.68%
Nonperforming loans to total loans	0.97%	0.95%	0.93%	0.91%
Nonperforming assets to total assets	0.94%	0.99%	0.96%	1.07%
Annualized net charge offs to average total loans	0.08%	0.08%	0.22%	0.25%

Regulatory capital ratios:
Tier 1 leverage ratio	9.54%	8.96%	8.29%	7.54%
Common equity tier 1 capital ratio	11.59%	11.39%	N/A	N/A
Tier 1 capital to risk weighted assets	11.59%	11.39%	10.89%	10.31%
Total capital to risk weighted assets	12.77%	12.58%	12.11%	10.85%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION - UNAUDITED

(In thousands, except share data)

	June 30, 2015	December 31, 2014

ASSETS

Cash and cash equivalents	$37,187	$113,086
Interest-bearing time deposits in banks	11,178	12,421
Investment securities available for sale	182,525	174,218
Other investment securities, at cost	8,111	5,864
Loans receivable, net of allowance of $13,854 and $13,660, respectively	1,041,080	1,041,222
Loans held for sale	12,576	6,409
Accrued interest receivable	4,575	4,485
Real estate owned - net	3,412	4,792
Office properties and equipment - net	51,112	50,332
Cash surrender value of life insurance	45,641	44,130
Goodwill	25,717	25,717
Core deposit intangible - net	7,026	7,338
Deferred tax asset, net	18,925	20,697
Prepaid expenses and other assets	2,216	3,884

TOTAL	$1,451,281	$1,514,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$168,225	$180,136
Interest bearing deposits	1,040,575	1,083,661
Total deposits	1,208,800	1,263,797
Short term borrowings	3,530	12,083
Other borrowings	60,041	61,258
Other liabilities	4,079	7,003

Total liabilities	1,276,450	1,344,141

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at June 30, 2015 and December 31, 2014	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 33,375,753 and 33,365,845 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	334	334
Additional paid-in capital	169,659	169,543
Accumulated other comprehensive income	38	577
Retained earnings	4,800	--

Total stockholders’ equity	174,831	170,454

TOTAL	$1,451,281	$1,514,595

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -UNAUDITED

(In thousands, except earnings per share)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
INTEREST INCOME:
Loans receivable	$12,576	$5,852	$25,780	$9,986
Investment securities:
Taxable	345	310	643	536
Nontaxable	522	295	1,030	581
Other	80	111	176	216
Total interest income	13,523	6,568	27,629	11,319

INTEREST EXPENSE:
Deposits	1,284	984	2,588	1,853
Other borrowings	279	66	503	88

Total interest expense	1,563	1,050	3,091	1,941

NET INTEREST INCOME	11,960	5,518	24,538	9,378

PROVISION FOR LOAN LOSSES	300	230	600	230

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,660	5,288	23,938	9,148

NONINTEREST INCOME:
Net gain on sales of investment securities	--	--	88	--
Deposit fee income	1,904	867	3,643	1,492
Earnings on life insurance policies	372	209	738	409
Gain on sale of loans	890	652	1,527	956
Other	231	97	512	170

Total noninterest income	3,397	1,825	6,508	3,027

NONINTEREST EXPENSES:
Salaries and employee benefits	5,545	6,540	12,004	9,602
Net occupancy expense	1,363	698	2,798	1,282
Real estate owned, net	(127)	591	(90)	808
Amortization of intangible assets	156	26	312	26
Data processing	1,542	563	2,711	982
Professional fees	108	235	484	430
Advertising and public relations	574	198	1,253	301
Postage and supplies	331	113	566	204
Other	1,781	1,055	3,470	1,723

Total noninterest expenses	11,273	10,019	23,508	15,358

INCOME (LOSS) BEFORE INCOME TAXES	3,784	(2,906)	6,938	(3,183)

INCOME TAX PROVISION	1,253	--	2,138	--

NET INCOME (LOSS)	$2,531	$(2,906)	$4,800	$(3,183)

Basic earnings (loss) per common share	$0.08	$(0.12)	$0.14	$(0.14)

Diluted earnings (loss) per common share	$0.08	$(0.12)	$0.14	$(0.14)

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(In thousands)

	Three Months Ended June 30,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,059,235	$12,576	4.76%	$505,754	$5,852	4.64%
Investment securities(2)	189,285	867	1.84	101,562	605	2.39
Other interest-earning assets	46,003	80	0.70	58,220	111	0.76
Total interest-earning assets	1,294,523	13,523	4.19	665,536	6,568	3.96
Noninterest-earning assets	173,998			83,431
Total assets	$1,468,521			$748,967
Interest-bearing liabilities:
Deposits	$1,055,200	1,284	0.49	$587,429	984	0.67
Other borrowings	61,670	279	1.81	15,209	66	1.74
Total interest-bearing liabilities	1,116,870	1,563	0.56	602,638	1,050	0.70
Noninterest-bearing deposits	173,248			56,988
Noninterest-bearing liabilities	3,378			2,728
Total liabilities	1,293,496			662,354
Stockholders' equity	175,025			86,613
Total liabilities and stockholders' equity	$1,468,521			$748,967

Net interest income		$11,960			$5,518
Net earning assets	$177,653			$62,898
Interest rate spread			3.63%			3.26%
Net interest margin			3.71%			3.33%
Ratio of interest-earning assets to Interest-bearing liabilities			115.91%			110.44%

	Six Months Ended June 30,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,054,953	$25,780	4.93%	$454,757	$9,986	4.43%
Investment securities(2)	186,587	1,673	1.81	86,625	1,117	2.60
Other interest-earning assets	70,527	176	0.50	47,340	216	0.92
Total interest-earning assets	1,312,067	27,629	4.25	588,722	11,319	3.88
Noninterest-earning assets	174,019			64,461
Total assets	$1,486,086			$653,183
Interest-bearing liabilities:
Deposits	$1,063,604	2,588	0.49	$522,214	1,853	0.72
Other borrowings	71,077	503	1.43	10,592	88	1.68
Total interest-bearing liabilities	1,134,681	3,091	0.55	532,806	1,941	0.74
Noninterest-bearing deposits	174,423			38,752
Noninterest-bearing liabilities	3,030			2,417
Total liabilities	1,312,134			573,975
Stockholders' equity	173,952			79,208
Total liabilities and stockholders' equity	$1,486,086			$653,183

Net interest income		$24,538			$9,378
Net earning assets	$177,386			$55,916
Interest rate spread			3.70%			3.14%
Net interest margin			3.77%			3.21%
Ratio of interest-earning assets to Interest-bearing liabilities			115.63%			110.49%
(1)	Includes nonaccrual loans.
(2)	Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(In thousands)

	June 30, 2015		December 31, 2014
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$5,085	0.36%	$4,959	0.33%	$126
Nonfarm nonresidential	3,163	0.22%	3,113	0.21%	50
Farmland	729	0.05%	734	0.05%	(5)
Construction and land development	503	0.03%	624	0.04%	(121)
Commercial	616	0.04%	306	0.02%	310
Consumer	171	0.01%	34	--	137

Total nonaccrual loans	10,267	0.71%	9,770	0.65%	497

Accruing loans 90 days or more past due	--	--	353	0.02%	(353)

Real estate owned	3,412	0.23%	4,792	0.31%	(1,380)

Total nonperforming assets	13,679	0.94%	14,915	0.98%	(1,236)
Performing restructured loans	290	0.02%	566	0.04%	(276)

Total nonperforming assets and performing restructured loans (1)	$13,969	0.96%	$15,481	1.02%	$(1,512)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $24.4 million at June 30, 2015 and $24.9 million at December 31, 2014 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at June 30, 2015.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED

(In thousands)

	For the Quarter Ending
	6/30/2015	3/31/2015	12/31/2014	6/30/2014
Net income (loss) available to common stockholders	$2,531	$2,267	$4,814	$(2,906)
Average common stockholders' equity	175,025	172,811	166,793	86,613
Less Average Intangible Assets:
Goodwill	(25,717)	(25,717)	(25,773)	(4,497)
Core Deposit Intangible, net of accumulated amortization	(7,127)	(7,284)	(7,441)	(1,512)

Average tangible common stockholders' equity	$142,181	$139,810	$133,579	$80,604

Annualized return on average tangible common stockholders' equity	7.1%	6.6%	14.3%	(14.5)%

BEAR STATE FINANCIAL, INC.

CALCULATION OF RATIO OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except share data)

	For the Period Ending
	6/30/2015	3/31/2015	12/31/2014	6/30/2014
Total common stockholder's equity	174,831	173,128	170,454	142,995
Less intangible assets:
Goodwill	(25,717)	(25,717)	(25,717)	(25,610)
Core Deposit Intangible, net of accumulated amortization	(7,026)	(7,182)	(7,338)	(7,651)
Total intangibles	(32,743)	(32,899)	(33,055)	(33,261)
Total tangible common stockholder's equity	$142,088	$140,229	$137,399	$109,734

Common Shares Outstanding	33,376	33,376	33,366	33,363

Tangible book value per common share	$4.26	$4.20	$4.12	$3.29

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		As of and for the quarter ended
		June 30,	March 31,	December 31,	June 30,
		2015	2015	2014	2014
Net income (loss)		$2,531	$2,267	$4,814	$(2,906)
Adj: Gain on sale of securities, net		-	(88)	(1)
Adj: Merger, acquisition and integration expenses		441	565	55	392
Adj: Rebranding expenses		158	395	219
Adj: Pension plan payment					2,900
Adj: Real estate owned provision		-	-	-	618
Adj: Deferred tax asset valuation allowance reversal				(1,550)
Tax Effect of Adjustments		(229)	(334)	(105)
Total core income	(A)	$2,901	$2,805	$3,432	$1,004

Total revenue		$15,357	$15,689	$16,700	$7,343
Adj: Gain on sale of securities, net		-	(88)	(1)	-
Total core revenue		$15,357	$15,601	$16,699	$7,343

Total non-interest expense		$11,273	$12,237	$11,387	$10,019
Less: Merger, acquisition and integration expenses		(441)	(565)	(55)	(392)
Less: Rebranding Expenses		(158)	(395)	(219)
Less: Pension plan payment		-	-	-	(2,900)
Less: Real estate owned provision		-	-	-	(618)
Core noninterest expense		$10,674	$11,277	$11,113	$6,109

Total average assets	(B)	$1,468,521	$1,504,716	$1,525,455	$748,967
Total average stockholders' equity	(C)	175,025	172,811	166,793	86,613
Total average tangible stockholders' equity	(D)	142,181	139,810	133,579	80,604
Total tangible stockholders' equity, period end	(E)	142,088	140,229	137,399	109,734

Total common shares outstanding, period-end	(F)	33,375,753	33,375,753	33,365,845	33,362,928
Average diluted shares outstanding	(G)	33,521,490	33,551,776	33,508,230	24,466,899

Core earnings per share, diluted	(A/G)	$0.09	$0.08	$0.10	$0.04
Tangible book value per share, period-end	(E/F)	$4.26	$4.20	$4.12	$3.29

Core return on average assets	(A/B)	0.79%	0.76%	0.89%	0.54%
Core return on average equity	(A/C)	6.65%	6.58%	8.16%	4.65%
Core return on average tangible equity	(A/D)	8.18%	8.14%	10.19%	5.00%
Efficiency ratio(1)		69.51%	71.88%	66.54%	83.19%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.